Exhibit 3.2

FORM OF

BYLAWS

OF

BELLRING BRANDS, INC.

(As Amended and Restated        )

* * *

ARTICLE I – STOCKHOLDERS

SECTION 1. ANNUAL MEETING: The annual meeting of stockholders shall be held at the principal executive office of BellRing Brands, Inc. (the “Company”), or at such other place either within or without the State of Delaware as the Board of Directors (the “Board”) may from time to time determine, on such date and at such time as may be determined by the Board, to elect directors and transact such other business as may properly come before the meeting. At any annual meeting of stockholders only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting by the Board or by a stockholder of record entitled to vote at such meeting.

SECTION 2. SPECIAL MEETINGS: Special meetings of the stockholders or of the holders of any class of capital stock of the Company, unless otherwise prescribed by statute or by the Certificate of Incorporation of the Company (as may be amended from time to time, including the terms of any certificate of designation for any series of the Company’s preferred stock, the “Certificate of Incorporation”), may be called only by (a) the affirmative vote of a majority of the Board, (b) the Chairperson of the Board, (c) by the Secretary of the Company, on the request of Post Holdings, Inc. and its successors (“Post”), for such a meeting in writing so long as Post and its subsidiaries (other than the Company and its subsidiaries) own of record, in the aggregate, more than 50% of the Nonvoting Common Units of BellRing Brands, LLC, a Delaware limited liability company (as defined in the Amended and Restated Limited Liability Company Agreement of BellRing Brands, LLC, dated as of             , 2019, as the same may be amended, restated, supplemented and/or otherwise modified, from time to time) or (d) the President of the Company. Such request shall be delivered to the Secretary of the Company and shall state the purpose or purposes of the proposed meeting. Upon such direction or request, subject to any requirements or limitations imposed by the Certificate of Incorporation, by these Bylaws or by law, it shall be the duty of the Secretary of the Company to call a special meeting of the stockholders to be held at such time as is specified in the request. Only such business shall be conducted, and only such proposals shall be acted upon, as is specified in the call of any special meeting of stockholders.

SECTION 3. NOTICE: (a) Unless otherwise required by the General Corporation Law of the State of Delaware (as from time to time in effect, the “General Corporation Law”), notice of each meeting of the stockholders, whether annual or special, shall be given in writing or by electronic transmission or otherwise, except that it shall not be necessary to give notice to any stockholder who properly waives notice before or after the meeting, whether in writing or by electronic transmission or otherwise, and no notice of an adjourned meeting need be given, except when required under these Bylaws or by law. Such notice shall state the date, time and place, if any, of the meeting (and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person at such meeting), the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and in the case of a special meeting, also shall state the purpose or purposes thereof. Except as otherwise required by law, each notice of a meeting shall be given in any manner permitted by law not less than 10 nor more than 60 days before the meeting and shall state the time and place of the meeting, and unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice of such meeting, and the requirement of notice also may be waived in accordance with Section 3 of Article V of these Bylaws. Any previously scheduled meeting of stockholders may be postponed and (unless the Certificate of Incorporation otherwise provides) any special meeting of stockholders may be canceled or postponed, by resolution of the Board upon public announcement (as defined in Section 8(c) of Article I of these Bylaws) given on or prior to the date previously scheduled for such meeting of stockholders, except that no special meeting of stockholders called by Post may be postponed, rescheduled or cancelled by the Company without the prior written consent of Post.

(b) Without limiting the manner by which notice may otherwise be given effectively to stockholders, any notice to a stockholder given by the Company may be given by a form of electronic transmission. For purposes of these Bylaws, “electronic transmission” shall mean any process of communication, not directly involving the physical transfer of paper, that is suitable for the retention, retrieval and reproduction of information by the recipient.

(c) Notice shall be deemed given, if mailed, when deposited in the United States mail with postage prepaid, if addressed to a stockholder at his, her or its address on the Company’s records. Notice given by electronic transmission shall be deemed given (i) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (ii) if by any facsimile, electronic mail or other form of electronic transmission, when directed to the stockholder at his, her or its address on the Company’s records. An affidavit of the Secretary or an Assistant Secretary or the transfer agent or other agent of the Company that notice has been given, whether by a form of electronic transmission or otherwise, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

SECTION 4. QUORUM: Except as otherwise required by law, the holders of shares representing a majority of the combined voting power of the Company entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business; provided, however, that where a separate vote by a class or series of capital stock or classes or series of capital stock is required, a majority of the voting power of such class or series or classes or series entitled to vote shall constitute a quorum with respect to such vote. Less than such quorum shall have the right successively to adjourn the meeting to a specified date not more than 30 days after such adjournment, and no notice need be given of such adjournment to stockholders not present at such meeting. The stockholders present at a meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of such numbers of stockholders as to reduce the remaining stockholders to less than a quorum.

SECTION 5. ACTION BY CONSENT: From and after the Triggering Event (as defined in the Certificate of Incorporation), any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders of the Company, or any action which may be taken at any annual or special meeting of stockholders of the Company, may be effected only at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders. Unless otherwise prescribed by the Certificate of Incorporation, prior to the Triggering Event, any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders of the Company, or any action which may be taken at any annual or special meeting of stockholders of the Company, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of Common Stock (as defined in the Certificate of Incorporation) having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given by the Company to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Company.

SECTION 6. VOTING: The shares of the Class A Common Stock (as defined in the Certificate of Incorporation) and the share of the Class B Common Stock (as defined in the Certificate of Incorporation) shall have the voting rights set forth in the Certificate of Incorporation. Except as otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to vote the number of votes in person or by proxy for each share of the class of capital stock having voting power held by such stockholder. If a quorum is present, the affirmative vote of the majority of the voting power represented in person or by proxy and entitled to vote at the meeting shall be the act of the stockholders, except in connection with the election of directors or as otherwise required by the Certificate of Incorporation, by these Bylaws or by law. No person shall be permitted to vote on any shares belonging or hypothecated to the Company.

SECTION 7. PROXIES: The following shall constitute valid means by which a stockholder may authorize a person to act for the stockholder as a proxy:

(a) A stockholder or the stockholder’s duly authorized attorney-in-fact may execute a writing authorizing another person to act for the stockholder as proxy. Execution may be accomplished by the stockholder or duly authorized attorney-in-fact signing such writing or causing the stockholder’s signature to be affixed to such writing by any reasonable means, including, but not limited to, facsimile signature;

(b) A stockholder may authorize another person to act for the stockholder as proxy by transmitting or authorizing the transmission of a facsimile or other means of electronic transmission, or by telephone, to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such facsimile or other means of electronic transmission or telephonic transmission shall either set forth or be submitted with information from which it can be determined that the facsimile or other electronic transmission or telephonic transmission was authorized by the stockholder. If it is determined that such facsimiles or other electronic transmissions or telephonic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making such determination, shall specify the information upon which they relied; or

(c) The holder of the Class B Common Stock may grant one or more proxies or enter into one or more voting agreements or arrangements as provided in the Certificate of Incorporation.

SECTION 8. BUSINESS TO BE CONDUCTED; ADVANCE NOTICE: (a) At an annual meeting of stockholders, only such business (other than nominations of directors, which must be made in compliance with, and shall be exclusively governed by, Section 1 of Article II of these Bylaws) shall be conducted as shall have been brought before the meeting (i) pursuant to the Company’s notice of the meeting (or any supplement thereto), (ii) by or at the direction of the Board or any committee thereof or (iii) by any stockholder of the Company who is a stockholder of record at the time of giving of the notice provided for in this Section 8 of Article I of these Bylaws, and at the time of the annual meeting, who shall be entitled to vote at such meeting and, in the case of any stockholder other than Post, who shall have complied with the notice procedures set forth in this Section 8 of Article I of these Bylaws; clause (iii) shall be the exclusive means for a stockholder, other than Post, to submit such business to be brought before the meeting (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and to be included in the Company’s notice of meeting before or at an annual meeting of stockholders.

(b) At any special meeting of stockholders, only such business or proposals as are specified in the notice of the meeting may be properly brought before the meeting.

(c) For any such business to be properly brought before an annual meeting by a stockholder of record, other than Post, pursuant to Section 8(a)(iii) of this Article I of these Bylaws, the stockholder must have given timely notice thereof in writing to the Secretary of the Company and any such proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice, in writing, must be delivered to, or mailed to and received by, the Secretary of the Company at the principal executive office of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting (and for purposes of calculating this date with respect to the first annual meeting after the date shares of capital stock of the Company are first publicly traded (the “IPO Date”), the Company shall be deemed to have held an annual meeting on January 24, 2019); provided, however, that in the event that the date of the meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be received not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For purposes of these Bylaws, “public announcement” shall include disclosure in a press release reported by a national news service or in a publicly available document filed or furnished by the Company with the Securities and Exchange Commission pursuant to the Exchange Act.

(d) No business (other than the election of directors) shall be conducted at an annual meeting, except in accordance with the procedures set forth in this Section 8 of Article I of these Bylaws. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the person presiding over the meeting (the “chairperson”) may, if the facts warrant, determine that the proposed business was not properly brought before the meeting in accordance with the provisions of this Section 8 of Article I of these Bylaws (including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s proposal in compliance with such stockholder’s representation as required by Section 8(e)(iii)(d) of Article I of these Bylaws); and if the chairperson should so determine, the chairperson shall so declare to the meeting, and any such proposed business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 8 of Article I of these Bylaws, a stockholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 8 of Article I of these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to business proposals to be considered pursuant to Section 8 of Article I of these Bylaws (including Section 8(a)(iii) of Article I of these Bylaws). Nothing in this Section 8 of Article I of these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. The provisions of this Section 8 of Article I of these Bylaws also shall govern what constitutes timely notice for purposes of Rule 14a-4(c) of the Exchange Act.

(e) For any such business to be properly brought before a meeting, such stockholder’s notice to the Secretary of the Company shall set forth as to each matter he or she proposes to bring before the meeting:

(i) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including any proposed resolutions for consideration and, in the event that such business includes a proposal to request or otherwise relating to the amendment of these Bylaws, the text of the proposed amendment), the reasons for proposing to conduct such business at the meeting and any material interest of such stockholder (and of the beneficial owner, if any, on whose behalf the proposal is made) in such business;

(ii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:

a. the name and address of such stockholder and beneficial owner as they appear in the Company’s stockholder records;

b. (1) the class or series and number of shares of the Company’s capital stock which are directly or indirectly beneficially owned or owned of record by such stockholder and such beneficial owner, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Company or with a value derived in whole or in part from the value of any class or series of shares of capital stock of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (3) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares or any security of the Company, (4) any short interest of such stockholder or beneficial owner in any security of the Company (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of the Company owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the Company, (6) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company in which such stockholder or beneficial owner is a general partner or manager or directly or indirectly beneficially owns an interest in a general partner or manager, (7) any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or beneficial owner’s immediate family sharing the same household, and (8) any other information relating to such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for, as applicable, the proposal and/or the election of directors in a contested election, or is otherwise required, pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (the foregoing items (1) through (8), individually or collectively, the “Proposing Stockholder Information,” which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership or other information as of the record date);

c. a representation that the stockholder is a holder of record of shares of the Company, is entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business; and

d. a representation as to whether the stockholder or the beneficial owner, if any, is or intends to be part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or (2) otherwise to solicit proxies from stockholders in support of such proposal. The meaning of the term “group” shall be within the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act.

The proposed business must not be an improper subject for stockholder action under applicable law, and the stockholder must comply with state law, the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 8 of Article I of these Bylaws.

SECTION 9. ORGANIZATION; CONDUCT OF STOCKHOLDER MEETINGS: (a) Each meeting of stockholders shall be convened by the President, Secretary or other officer of the Company or other person calling the meeting by notice given in accordance with these Bylaws. The Chairperson of the Board, or any person appointed by the Chairperson of the Board prior to any meeting of stockholders, shall act as chairperson of each meeting of stockholders. In the absence of the Chairperson of the Board, or a person appointed by the Chairperson of the Board to act as chairperson of the meeting, the stockholders present at the meeting shall designate a stockholder or officer of the Company present to act as chairperson of the meeting. The Secretary of the Company, or a person designated by the chairperson, shall act as secretary of each meeting of stockholders. Whenever the Secretary of the Company shall act as chairperson of the meeting, or shall be absent, the chairperson of the meeting shall appoint a person present to act as secretary of the meeting.

(b) The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem appropriate. Subject to such rules and regulations of the Board, if any, the person presiding over the meeting shall have the right and authority to convene and adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the person presiding over the meeting, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, adjournment of the meeting, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Company and their duly authorized and constituted proxies and such other persons as the person presiding over the meeting shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants, either by the person presiding over the meeting or by vote of the shares present in person or by proxy at the meeting, and regulation of the voting or balloting, as applicable, including, without limitation, matters which are to be voted on by ballot, if any. The chairperson of the meeting shall have sole, absolute and complete authority and discretion to decide questions of compliance with the foregoing procedures and his or her ruling thereon shall be final and conclusive. The chairperson of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the chairperson of the meeting should so determine and declare, any such matter or business shall not be transacted or considered. Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

(c) Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if a stockholder (or qualified representative) does not appear at the annual or special meeting of stockholders of the Company to present business or a nomination proposed by such stockholder pursuant to Section 8 of Article I of these Bylaws or Section 1 of Article II of these Bylaws, such proposed business shall not be transacted and such nomination shall be disregarded, as the case may be, even though proxies in respect of such vote may have been received by the Company. In order to be considered a qualified representative of the stockholder for purposes of Section 8 of Article I of these Bylaws or Section 1 of Article II of these Bylaws, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

ARTICLE II – BOARD OF DIRECTORS

SECTION 1. ELECTION; TENURE; QUALIFICATIONS; NOMINATIONS: (a) The Board shall consist of not less than five nor more than twelve members, such directors to be classified in respect of the time for which they shall severally hold office by dividing them into three classes of approximately equal size, and the number of directors shall be fixed by a resolution of the Board adopted from time to time.

(b) In the event of any increase or decrease in the number of directors, the number of directors assigned to each class shall be adjusted as may be necessary so that all classes shall be as nearly equal in number as reasonably possible, except that one class may be one greater or one less in number than the other two classes. No reduction in the number of directors shall affect the term of office of any incumbent director. Subject to the foregoing and the rights of Post under the Investor Rights Agreement dated as of             , 2019 between Post and the Company (as the same may be amended, restated, supplemented and/or otherwise modified from time to time, the “Investor Rights Agreement”) (as long as such agreement is in effect), the Board shall determine the class or classes to which any director shall be assigned and the class or classes which shall be increased or decreased in the event of any increase or decrease in the number of directors.

(c) Each director shall hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification or removal. With respect to the members of the Board in office on             , 2019, the first class of directors shall hold office until the first annual meeting of stockholders following the IPO Date, the second class of directors shall hold office until the second annual meeting of stockholders following the IPO Date, and the third class of directors shall hold office until the third annual meeting of stockholders following the IPO Date. Thereafter, directors shall be elected to hold office for a term of three years, and at each annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected for a term expiring at the third succeeding annual meeting after that election or until their successors shall be elected and qualified.

(d) Subject to Section 1(h) in this Article II (including the exceptions for Post set forth therein) and in addition to the qualifications set out in Section 11 of Article II of these Bylaws, only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible as directors at a meeting of stockholders. Nominations of persons for election to the Board may be made at an annual meeting of stockholders (i) pursuant to the Company’s notice of the meeting (or any supplement thereto), (ii) by or at the direction of the Board or any committee thereof or (iii) by any stockholder of the Company who is a stockholder of record of the Company at the time of giving of the notice provided for in this Section 1 of Article II of these Bylaws, and at the time of the annual meeting, who shall be entitled to vote for the election of directors at the annual meeting and who shall have complied with the notice procedures set forth in this Section 1 of Article II of these Bylaws; the foregoing clause (iii), subject to Section 1(h) in this Article II (including the exceptions for Post set forth therein) shall be the exclusive means for a stockholder other than Post to make nominations of persons for election to the Board at an annual meeting of stockholders. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the notice of meeting (x) by or at the direction of the Board or any committee thereof or (y) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Company who is a stockholder of record at the time the notice provided in this Section 1(d) of Article II of these Bylaws is delivered to the Secretary of the Company, and at the time of the special meeting, who shall be entitled to vote at the special meeting for the election of directors at the special meeting and who shall have complied with the notice provisions set forth in this Section 1 of Article II of these Bylaws; the foregoing clause (y), subject to Section 1(h) in this Article II (including the exceptions for Post set forth therein) shall be the exclusive means for a stockholder other than Post to make nominations of persons for election to the Board at a special meeting of stockholders.

Subject to Section 1(h) in this Article II (including the exceptions for Post set forth therein) for any nominations by a stockholder other than Post to be properly brought before an annual or special meeting of stockholders pursuant to clauses (d)(iii) and (d)(y) of the preceding paragraph of these Bylaws, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice in writing must be delivered or mailed to and received by the Secretary of the Company at the principal executive office of the Company (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (and for purposes of calculating this date with respect to the first annual meeting after the IPO Date, the Company shall be deemed to have held an annual meeting on January 24, 2019), provided, however, that in the event that the date of the meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be received not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement (as defined in Section 8(c) of Article I of these Bylaws) of the date of the annual meeting is first made; or (ii) in the case of a special meeting at which directors are to be elected pursuant to the notice of meeting, not earlier than the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or the 10th day following the day on which public announcement of the date of the meeting and of the nominees proposed by the Board to be elected at such meeting is first made. In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a stockholder’s notice of nomination under Section 1(e) in this Article II which pertains to the nominee. Notwithstanding anything in this Section 1 of Article II of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased effective at the annual meeting and there is no public announcement by the Company naming all of the nominees proposed by the Board for the additional directorships at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1 of Article II of these Bylaws also shall be considered timely, but only with respect to nominees for such additional directorships, if it shall be delivered to the Secretary of the Company at the principal executive office of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

(e) For nominations to be properly brought before an annual or special meeting, such stockholder’s notice to the Secretary shall set forth as to each person whom the stockholder proposes to nominate for election or re-election as a director:

(i) the name, age, business address and residence of such person;

(ii) the principal occupation or employment of such person currently and for the previous five years;

(iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships between or among such stockholder and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates or others acting in concert therewith (on the one hand) and each proposed nominee and his or her respective affiliates and associates or others acting in concert therewith (on the other hand), including without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such requirement and the nominee were a director or executive officer of such registrant;

(iv) such person’s representation that he or she is eligible to serve as a director pursuant to Section 11 of Article II of these Bylaws and whether such person has acted in any manner contrary to the best interest of the Company, including, but not limited to, the violation of any federal or state law or breach of any agreement between that person and the Company relating to his or her services as a director, employee or agent of the Company;

(v) such person’s written consent to being named as a nominee and to serving as a director if elected; and

(vi) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for election of directors in a contested election, or is otherwise required, pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder.

(f) Such stockholder’s notice also shall set forth as to the stockholder(s) giving the notice and the beneficial owner, if any, on whose behalf the nomination is made:

(i) the name and address of such stockholder and beneficial owner, as they appear in the Company’s stockholder records;

(ii) the Proposing Stockholder Information as defined in Section 8(e) of Article I of these Bylaws;

(iii) a representation that the stockholder is a holder of record of shares of the Company, is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iv) any other information relating to such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for the election of directors in a contested election, or is otherwise required pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder; and

(v) a representation as to whether the stockholder or beneficial owner, if any, is or intends to be part of a group (as defined in Section 8(e) of Article I of these Bylaws) which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee, or (ii) otherwise solicit proxies from stockholders in support of such nominee.

(g) In addition to the qualifications set out in Section 11 of Article II of these Bylaws, to be eligible to be a nominee for election or reelection as a director of the Company, the prospective nominee (whether nominated by or at the direction of the Board or by a stockholder), or someone acting on such prospective nominee’s behalf, must deliver (in accordance with any applicable time periods prescribed for delivery of notice under this Section 1 of Article II of these Bylaws) to the Secretary of the Company at the principal executive office of the Company a written questionnaire providing such information with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made that would be required to be disclosed to stockholders pursuant to applicable law or the rules and regulations of any stock exchange applicable to the Company, including without limitation (i) all information concerning such person that would be required to be disclosed in solicitation of proxies for election of directors pursuant to and in accordance with Regulation 14A under the Exchange Act and (ii) any information the Company may reasonably request to determine the eligibility of the proposed nominee to serve as an independent director under the rules of any exchange upon which shares of the Company’s capital stock are then listed or that could be material to a reasonable stockholder’s understanding of the independence or lack thereof of such nominee (which questionnaire shall be provided by the Secretary upon written request). The prospective nominee also must provide a written representation and agreement, in the form provided by the Secretary of the Company upon written request, that such prospective nominee: (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (2) any Voting Commitment that could limit or interfere with such prospective nominee’s ability to comply, if elected as a director of the Company, with such prospective nominee’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity (other than the Company) with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and (C) would be in compliance, if elected as a director of the Company, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company. For purposes of this Section 1(g) of Article II of these Bylaws a “nominee” shall include any person being considered to fill a vacancy on the Board.

(h) For so long as the Investor Rights Agreement is in effect, the notice and other requirements set forth in Section 1(d) through this Section 1(h) of Article II of these Bylaws shall not apply to Post or any Post Nominees (as defined in the Investor Rights Agreement). Subject to the preceding sentence, no person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in this Section 1 of Article II of these Bylaws and qualified under Section 11 of Article II of these Bylaws. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairperson of the meeting may, if the facts warrant, determine that a nominee is not qualified or a nomination was not properly made in accordance with the procedures prescribed in this Section 1 of Article II of these Bylaws (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with such stockholder’s representation as required by clause (f)(v) of this Section 1 of Article II of these Bylaws); and if the chairperson should so determine, the chairperson shall so declare to the meeting, and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 1 of Article II of these Bylaws, a stockholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1 of Article II of these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations to be considered pursuant to this Section 1 of Article II of these Bylaws (including clause (d) of this Section 1). Nothing in this Section 1 of Article II of these Bylaws shall be deemed to affect any rights of the holders of any series of preferred stock of the Company to elect directors pursuant to any applicable provisions of the Certificate of Incorporation or the rights of Post under the Investor Rights Agreement (so long as such agreement is in effect).

SECTION 2. POWERS: The Board shall have power to manage and control the property and affairs of the Company, and to do all such lawful acts and things which, in its absolute judgment and discretion, it may deem necessary and appropriate for the expedient conduct and furtherance of the Company’s business.

SECTION 3. CHAIRPERSON: The directors shall elect one of the members of the Board to be Chairperson of the Board. The Chairperson shall preside at all meetings of the Board, unless absent from such meeting, in which case, if there is a quorum, the directors present may elect another director to preside at such meeting.

SECTION 4. MEETINGS: (a) Regular meetings of the Board shall be held on such days and at such times and places either within or without the State of Delaware as shall from time to time be fixed by the Board. Notice of such regular meetings need not be given. Special meetings of the Board may be held on any day and at any time and place, within or without the State of Delaware, upon the call of the Chairperson of the Board or the President or Secretary of the Company, by oral, written or email notice duly given, sent or mailed to each director, at such director’s last known address, not less than twenty-four hours before such meeting; provided, however, that any director may, at any time, in writing or by email, waive notice of any meeting at which he or she may not be or may not have been present. Attendance of a director at any meeting shall constitute a waiver of notice of the meeting, except where a director attends a meeting for the sole and express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting. Rules of procedure for the conduct of such meetings may be adopted by resolution of the Board.

(b) Members of the Board or of any committee designated by the Board may participate in a meeting of the Board or committee by means of conference telephone or other communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

SECTION 5. ACTION BY CONSENT: Unless otherwise specifically prohibited by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or such committee, as the case may be, execute a consent thereto in writing, or by electronic transmission, setting forth the action so taken. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board or committee in the same paper or electronic form as the minutes are maintained.

SECTION 6. QUORUM: A majority of the Board then in office shall constitute a quorum at all meetings of the Board (provided that in no event shall less than one-third of the entire Board constitute a quorum), and the act of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, unless a greater number of directors is required by the Certificate of Incorporation, by these Bylaws or by law. At any meeting of directors, whether or not a quorum is present, the directors present thereat may adjourn the same from time to time without notice other than announcement at the meeting. A director who may be disqualified, by reason of personal interest, from voting on any particular matter before a meeting of the Board may nevertheless be counted for the purpose of constituting a quorum of the Board.

SECTION 7. RESIGNATION OF DIRECTORS: Any director of the Company may resign at any time by giving written notice of such resignation to the Board, the Chairperson of the Board or the President or Secretary of the Company. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof by the Board, the Chairperson of the Board or one of the above-named officers of the Company; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 8. VACANCIES: Subject to the rights, if any, of the holders of any class of capital stock of the Company (other than the Common Stock) then outstanding and the rights of Post under the Investor Rights Agreement (so long as such agreement is in effect), any vacancies in the Board which occur for any reason prior to the expiration of the term of office of the class of directors in which the vacancy occurs, including vacancies which occur by reason of an increase in the number of directors, may be filled (i) by the Board, acting by the affirmative vote of a majority of the remaining directors then in office (even if less than a quorum), or by a sole remaining director, (ii) at a special meeting of stockholders of the Company called for such purpose, or (iii) prior to the Triggering Event, by written consent of one or more stockholders of the Company, in each case until the next election of directors by the stockholders of the Company at which such class of directors is elected.

SECTION 9. COMPENSATION OF DIRECTORS: The Board may, by resolution passed by a majority of the entire Board, fix the terms and amount of compensation payable to any person for his or her services as director, if he or she is not otherwise compensated for services rendered as an officer or employee of the Company; provided, however, that any director may be reimbursed for reasonable and necessary expenses of attending meetings of the Board, or otherwise incurred for any Company purpose; and provided, further, that members of any special or standing committee of directors also may be allowed compensation and expenses similarly incurred. Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.

SECTION 10. COMMITTEES OF THE BOARD OF DIRECTORS: Subject to the rights of Post under the Investor Rights Agreement (so long as such agreement is in effect), the Board (i) may, by resolution passed by a majority of the entire Board, designate two or more directors to constitute an Executive Committee of the Board which shall, to the fullest extent permitted by law, have and exercise all of the authority of the Board in the management of the Company, in the intervals between meetings of the Board, (ii) may appoint any other committee or committees, with such members, functions and powers as the Board may designate, and (iii) shall have the power at any time to fill vacancies in, to change the size or membership of, or to dissolve, any one or more of such committees. Each such committee shall have such name as may be determined by the Board and shall keep regular minutes of its proceedings and report the same to the Board for approval as required. At all meetings of a committee, a majority of the committee members then in office shall constitute a quorum for the purpose of transacting business, and the acts of a majority of the committee members present at any meeting at which there is a quorum shall be the acts of the committee. A director who may be disqualified, by reason of personal interest, from voting on any particular matter before a meeting of a committee may nevertheless be counted for the purpose of constituting a quorum of the committee. Any action which is required to be or may be taken at a meeting of a committee of directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed, including signing by electronic transmission, by all of the members of the committee.

SECTION 11. QUALIFICATIONS: A director shall not be eligible for reelection after his or her 72nd birthday, unless the Board or the applicable committee of the Board determines that such director continues to meet the criteria for Board service and, in the case such determination is made by such committee of the Board, recommends to the Board that he or she stand for reelection notwithstanding his or her age.

ARTICLE III – OFFICERS

SECTION 1. OFFICERS; ELECTION: The officers of the Company shall be a Chief Executive Officer, a President and a Secretary, each of whom shall be elected by the Board. The Board may from time to time elect and appoint one or more Assistant Secretaries of the Board and one or more Vice Chairpersons of the Board. In addition, the President may from time to time elect and appoint the other officers of the Company, including one or more Executive Vice Presidents, one or more Senior Vice Presidents, a Controller, a Treasurer and such other officers as the President may deem appropriate. Any two or more offices may be held by the same person except the offices of Chairperson of the Board and Secretary.

SECTION 2. TERMS: All officers of the Company shall hold their respective offices until their death, resignation or removal.

SECTION 3. POWERS; DUTIES: Each officer of the Company shall have such powers and duties as may be prescribed by resolution of the Board or as may be assigned by the Board or the President of the Company.

SECTION 4. REMOVAL: Any officer or agent may be removed by the person or persons, which shall include the Board where applicable, that have authority to appoint such officer or agent, with or without cause, whenever in such person’s or persons’ judgment, as applicable, the best interest of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the officer or agent so removed. Any vacancy occurring in any office of the Company shall be filled by the person or persons, which shall include the Board where applicable, that have authority to appoint such officer.

ARTICLE IV – CAPITAL STOCK

SECTION 1. STOCK CERTIFICATES AND UNCERTIFICATED SHARES: (a) The shares of the Company shall be represented by certificates; provided, however, that the Board may provide by resolution that some or all of any classes or series of the Company’s capital stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Every holder of stock represented by certificates shall be entitled to have a certificate, in any form approved by the Board, signed by any two authorized officers of the Company (it being understood that the Chairperson of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer and any Assistant Treasurer shall be an authorized officer for such purpose), and shall bear the corporate seal of the Company. If the certificate is countersigned by a transfer agent or registrar other than the Company or its employee, any other signature and the corporate seal appearing on certificates of stock may be facsimile, engraved or printed. In case any such officer, transfer agent or registrar who has signed or whose facsimile, engraved or printed signature appears on any such certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, such certificate may nevertheless be issued by the Company with the same effect as if such officer, transfer agent or registrar had not ceased to be such officer, transfer agent or registrar at the date of its issue. Every holder of uncertificated shares shall be entitled to receive a statement of holdings as evidence of share ownership.

(b) All certificates of stock of each class and series shall be numbered appropriately.

SECTION 2. RECORD OWNERSHIP: The Company shall maintain a record of the name and address of the holder of each share of Company capital stock, the number of shares held by such holder thereby, and the date of issue thereof. The Company shall be entitled to treat the holder of record of any share of capital stock as the holder in fact thereof, and accordingly it will not be bound to recognize any legal, equitable or other claim of interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

SECTION 3. TRANSFERS: Transfers of shares of capital stock shall be made on the books of the Company only by direction of the holder thereof in person or by his, her or its duly authorized attorney or legal representative. Upon transfer of certificated shares, the old certificates shall be surrendered to the Company by the delivery thereof to the person in charge of the capital stock and transfer books and ledgers, or to such other persons as the Board may designate, by whom they shall be cancelled and new certificates shall thereupon be issued. In the case of uncertificated shares, transfer shall be made only upon receipt of transfer documentation reasonably acceptable to the Company.

SECTION 4. TRANSFER AGENTS; REGISTRARS: The Board shall, by resolution, from time to time appoint one or more transfer agents, that may be officers or employees of the Company, to make transfers of shares of capital stock of the Company and one or more registrars to register shares of capital stock issued by or on behalf of the Company. The Board may adopt such rules as it may deem expedient concerning the issue, transfer and registration of shares of capital stock of the Company.

SECTION 5. LOST CERTIFICATES: The Company may issue a new certificate in place of any certificate theretofore issued by it which is alleged to have been lost, stolen or destroyed and the Board may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the Company a bond in a sum and in a form approved by the Board, and with a surety or sureties which the Board finds satisfactory, to indemnify the Company and its transfer agents and registrars, if any, against any claim or liability that may be asserted against or incurred by it or any transfer agent or registrar on account of the alleged loss, theft or destruction of any certificate or the issuance of any new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper to do so. The Board may delegate to any officer or officers of the Company any of the powers and authorities contained in this section.

SECTION 6. RECORD DATES: In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the determination of the stockholders entitled to notice of or to vote at the adjourned meeting. In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating to the action taken.

ARTICLE V – SEAL, BOOKS, FISCAL YEAR, AMENDMENT

SECTION 1. SEAL: The corporate seal, if any, of the Company shall be in such form as may be approved from time to time by the Board. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

SECTION 2. PLACE FOR KEEPING BOOKS AND SEAL: The books of the Company, and its corporate minutes and corporate seal, shall be kept in the custody of the Secretary of the Company at the principal executive office of the Company, or at such other place or places and in the custody of such other person or persons as the Board may from time to time determine.

SECTION 3. NOTICES: (a) Whenever, under the provisions of applicable law, the Certificate of Incorporation or these Bylaws, written notice is required to be given to any director or stockholder, it shall not be construed to require personal notice, but such notice may be given by mail, by depositing the same in the post office or in a letter box, in a postage paid sealed wrapper, addressed to such director or stockholder at such address as appears on the books of the Company, and such notice shall be deemed to be given at the time when the same shall be thus mailed, or may be given by facsimile or other electronic transmission to the extent authorized or allowed by law.

(b) Any person may waive any notice required to be given under these Bylaws. Whenever notice is required to be given pursuant to the General Corporation Law, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by facsimile or other electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders or the Board or a committee thereof shall constitute a waiver of notice of such meeting, except when the stockholder or director attends such meeting for the express purpose of objecting, and such stockholder or director objects at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or the Board or committee thereof need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or by these Bylaws.

SECTION 4. FISCAL YEAR: The fiscal year of the Company shall commence with the first day of October in each year.

SECTION 5. AMENDMENT: A majority of all of the members of the Board may amend, alter, change or repeal any provision of these Bylaws; provided that the Board shall not have the power to amend, alter, change or repeal this Section 5 of Article V of these Bylaws in any manner that alters the stockholders’ power to amend, alter, change or repeal these Bylaws. The stockholders of the Company also may amend, alter, change or repeal any provision of these Bylaws upon the affirmative vote of a majority of all of the voting power of the Company entitled to vote thereon; provided that the stockholders shall not have the power to amend, alter, change or repeal this Section 5 of Article V of these Bylaws in any manner that alters the Board’s power to amend, alter, change or repeal these Bylaws.